As filed with the Securities and Exchange Commission on February 20, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
Kraton Corporation
(Exact name of registrant as specified in its charter)
__________________________

Delaware	15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 (281) 504-4700	20-0411521
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________	(I.R.S. Employer Identification No.)
James L. Simmons General Counsel Kraton Corporation 15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 Telephone: (281) 504-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________________
Copy to:
Jonathan Newton Michael Hamilton Baker & McKenzie LLP Bank of America Center 700 Louisiana Street, Suite 3000 Houston, Texas 77002 (713) 427-5000

__________________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☐
		Emerging growth company:	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered; Proposed Maximum Offering Price Per Security; Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Debt Securities	-	-
Common Stock	-	-
Preferred Stock	-	-
Warrants	-	-
Units	-	-

(1) Not applicable pursuant to Form S-3 General Instruction II(E).
(2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder.

(3) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, Kraton Corporation hereby defers payment of the registration fee required in connection with this registration statement. Accordingly, no filing fee is paid herewith and all registration fees will be paid on a “pay as you go” basis.

Prospectus
Kraton Corporation

Debt Securities
Common Stock
Preferred Stock
Warrants
Units
________________________________

We may offer, issue and sell from time to time, together or separately, (i) debt securities, (ii) shares of our common stock, (iii) shares of our preferred stock, (iv) warrants to purchase debt or equity securities and/or (v) units consisting of any combination of other types of securities offered under this prospectus. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.
This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of these offerings and the securities to be offered in supplements to this prospectus and, if applicable, pricing supplements. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
We may offer the securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.
Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 3. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 3.
Our shares of common stock are listed on the New York Stock Exchange under the symbol “KRA.” On February 16, 2018, the last reported sale price of our common stock on the New York Stock Exchange was $49.85 per share. We will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities we may offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ABOUT KRATON CORPORATION	2
RISK FACTORS	3
CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	7
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF CAPITAL STOCK	11
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF UNITS	15
SELLING STOCKHOLDERS	16
PLAN OF DISTRIBUTION	17
LEGAL OPINIONS	19
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE	20

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer the securities described in this prospectus in one or more offerings. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference.”
Pursuant to SEC rules, automatically effective shelf registration statements may only be used for a period of three years (subject to limited exceptions). Our last automatically effective shelf registration statement was filed in August 2015 and registered certain securities, including debt securities issuable by us and certain of our subsidiaries as well as guarantees of debt securities issuable by certain of our subsidiaries. To ensure we have available to us a current shelf registration statement for another three years, we are filing the shelf registration statement of which this prospectus forms a part.
This prospectus provides you with a general description of the securities that may be offered pursuant to this prospectus. Each time we or selling stockholders use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. A prospectus supplement and any pricing supplement may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement or pricing supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information; Documents Incorporated by Reference.”
You should rely only on the information we have provided or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference.
In this prospectus, we refer to Kraton Corporation, its wholly-owned and majority-owned subsidiaries and its ownership interests in equity affiliates as “Kraton,” “we” or “us,” unless we specifically state otherwise or the context indicates otherwise.

ABOUT KRATON CORPORATION

We are a leading global specialty chemicals company that manufactures styrenic block copolymers (“SBCs”), specialty polymers and high-value performance products derived from pine wood pulping co-products.
Polymer Segment
SBCs are highly-engineered synthetic elastomers, which we invented and commercialized over 50 years ago. We developed the first un-hydrogenated SBC in 1964 and the first hydrogenated SBC in the late 1960s. Our SBCs enhance the performance of numerous products by imparting greater flexibility, resilience, strength, durability, and processability, and are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants, lubricants, medical, packaging, automotive, paving and roofing. Under the Cariflex brand name, we also sell isoprene rubber (“IR”) and isoprene rubber latex (“IRL”), which are non-SBC products primarily used in applications such as medical products, personal care, adhesives, tackifiers, paints, and coatings.
Our SBCs are high performance elastomers engineered for a wide range of applications. Our SBC products possess a combination of high strength and low viscosity, facilitating ease of processing at elevated temperatures and high processing speeds. Our products can be processed in a variety of manufacturing applications, including injection molding, blow molding, compression molding, extrusion and hot melt, and solution applied coatings.
The majority of worldwide SBC production is dedicated to USBCs, which are primarily used in paving, roofing, adhesives, sealants, coatings, and footwear applications. HSBCs, which are significantly more complex and capital intensive to manufacture than USBCs, are used in applications such as soft touch and flexible materials, personal hygiene products, medical products, automotive components, and certain adhesive and sealant applications. Our Cariflex IR and IRL products are primarily used in surgical gloves and condoms.
Chemical Segment
We manufacture and sell high value products primarily derived from pine wood pulping co-products. We refine and further upgrade two primary feedstocks into value-added specialty chemicals, crude tall oil (“CTO”) and crude sulfate turpentine (“CST”), both of which are co-products of the wood pulping process. We refine CTO through a distillation process into four primary constituent fractions: tall oil fatty acids (“TOFA”); tall oil rosin (“TOR”); distilled tall oil (“DTO”); and tall oil pitch. We further upgrade TOFA, TOR and DTO into derivatives including dimer acids, polyamide resins, rosin resins, dispersions, and disproportionated resins. We refine CST into terpene fractions, which can be further upgraded into terpene resins. The various fractions and derivatives resulting from our CTO and CST refining process provide for distinct functionalities and properties, determining their respective applications and end markets.
We focus our resources on four target markets: adhesives; roads and construction; tires; and performance chemicals (which we formerly referred to as chemical intermediates). Within our target markets, these products are sold into a diverse range of submarkets, including packaging, tapes and labels, pavement marking, high performance tires, fuel additives, oilfield and mining, coatings, metalworking fluids and lubricants, inks, and flavor and fragrances, among others.
While this business is based predominantly on the refining and upgrading of CTO and CST, we have the capacity to use both hydrocarbon-based raw materials, such as alpha-methyl-styrene, rosins and gum rosins where appropriate and, accordingly, are able to offer tailored solutions for our customers.
We are a Delaware corporation. The address of our principal executive offices and our telephone number at that location is:
Kraton Corporation
15710 John F. Kennedy Blvd., Suite 300
Houston, Texas 77032
(281) 504-4700
Our internet website address is www.kraton.com. Information contained on or accessible from our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information that may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information; Documents Incorporated by Reference,” including the risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the SEC. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Statements About Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or preferred stock or value of our warrants, debt securities or units comprising other securities offered under this prospectus could decline and you could lose all or part of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make written or oral forward-looking statements in prospectus supplements to this prospectus and in certain documents that may be incorporated by reference in this prospectus or any prospectus supplement. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward looking statements are often identified by words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “foresees,” “future” or similar expressions or by discussions of strategy, plans or intentions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements related to our expectations of, among other things, tax loss limitations, the effects of litigation, the return on plan assets and our total pension plan obligations, the current cost of significant raw material inputs and capital expenditures are forward-looking statements.
Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements include, but are not limited to:

•	our ability to generate sufficient cash flows to fund our working capital requirements and service our outstanding indebtedness;

•	the availability, terms and deployment of indebtedness and equity capital, including our ability to fully access our senior secured credit facilities;

•	our exposure to interest rate risk under our variable rate indebtedness;

•	conditions in the global economy and capital markets;

•	our counterparties’ ability to perform their obligations under operating, service, supply and other similar agreements and our ability to replace or renew such agreements when they expire;

•	the availability and cost of our raw materials, ending inventory levels and related changes;

•	our relationships with our customers, or the loss of certain customers;

•	the enactments of legislation and directives on the use of energy from renewable resources;

•	maintenance, expansion and refurbishment of our facilities, construction of new facilities and the development and implementation of new manufacturing processes;

•	failure to successfully consummate acquisitions or integrations of other businesses, assets, products or technologies;

•	the highly competitive nature of our industry;

•	our ability to continue technological innovation and the commercial introduction of new products;

•	our ability to protect our intellectual property and the possibility that our products may infringe on the intellectual property of others;

•	our ability to address and manage cyber-security risks;

•	the seasonality of our business;

•	our ability to mitigate and address the inherent hazards of chemical manufacturing;

•	our ability to address or manage corruption concerns in certain locations in which we operate;

•	our expectations regarding the impact of general economic conditions, natural disasters, and business risks on our global business;

•	the benefits of, or performance of, our products;

•	our compliance with extensive environmental, health and safety laws;

•	fluctuations in currency exchange rates;

•	additions to our estimated tax liabilities and changes to our expectations regarding our ability to realize the benefits of our net operation loss carry-forwards;

•	changes to our relationship with our employees, or the loss of key personnel;

•	changes to the future funding requirements of our pension plans;

•	our effective tax rates and positions;

•	our expectations regarding future divided payments; and

•
the factors set forth in this prospectus under the heading “Risk Factors,” in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the SEC.

There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this prospectus and the information included in our prior reports and other filings with the SEC, the information contained in this prospectus updates and supersedes such information.
Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, which may include:

•	capital expenditures;

•	future acquisitions;

•	working capital; and

•	repayment, refinancing, redemption or repurchases of indebtedness or other securities.
Our management will retain broad discretion in the allocation of the net proceeds received by us from the sale(s) of the offered securities. If we elect at the time of issuance of the securities to make a different or more specific use of the proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or outstanding borrowings under our revolving credit facility.
We will not receive any of the proceeds from the sale(s) of our common stock by selling stockholders offered by this prospectus and any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Nine Months Ended September 30, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	1.21x	1.05x	-	1.11x	-	1.02x
Our earnings were insufficient to cover our fixed charges by approximately $9.4 million and $8.7 million for the years ended December 31, 2015 and 2013, respectively.
We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges, amortization of capitalized interest and any equity distributions less income from equity investees and interest capitalized. “Fixed charges” consist of interest expensed, interest capitalized, amortization of debt issuance costs, amortization of debt premium and the estimate of interest within our rental expense.
No shares of our preferred stock are currently issued or outstanding, therefore no dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities in one or more series which may be senior or subordinated, and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to those debt securities, will be described in the applicable prospectus supplement. Each series of our debt securities will be issued under an indenture to be entered into between us and a trustee that will be named in a prospectus supplement related to debt securities. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and supplemental indenture, if any, in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series of debt securities. Authorizing resolutions, a certificate or a supplemental indenture will set forth the specific terms of each series of debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any additions to or changes in the covenants that apply to such debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular or series of debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of any other debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.
U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General
The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information; Documents Incorporated by Reference.”
As of February 16, 2018, our authorized capital stock consists of 500,000,000 shares of common stock, $0.01 par value per share, of which 31,693,898 shares of common stock were issued and outstanding, and 100,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding. Our board of directors may designate up to 10,000,000 shares of our common stock in one or more series as “non-voting.”
Common Stock
Holders of our common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of our stockholders. Cumulative voting of shares of our common stock is prohibited. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.
Subject to the prior rights of the holders of any outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Kraton Corporation, the holders of our common stock are entitled to receive ratably the assets of Kraton Corporation remaining after payment of all liabilities and payment to holders of our preferred stock if such preferred stock has an involuntary liquidation preference over our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and any shares of our common stock offered and issued by us pursuant to this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable.
You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.
Preferred Stock
Our board of directors is authorized, without any further notice or action of our stockholders, to issue up to 100,000,000 shares of our preferred stock in one or more series and to determine the relative rights, preferences and privileges of the shares of any such series.
The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.
You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered;

•	the liquidation preference and the offering price of the preferred stock;

•	the dividend rates of the preferred stock and/or methods of calculation of such dividends;

•	periods and/or payment dates for the preferred stock dividends;

•	whether dividends on the preferred stock are cumulative;

•	the liquidation rights of the preferred stock;

•	the procedures for any auction and remarketing, if any, of the preferred stock;

•	the sinking fund provisions, if applicable, for the preferred stock;

•	the redemption provisions, if applicable, for the preferred stock;

•
whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;

•	whether the preferred stock will have voting rights and, if so, the terms of such voting rights;

•	whether the preferred stock will be listed on any securities exchange;

•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.
Limitation on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and our bylaws limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. We have also entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of Kraton Corporation that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.
Our certificate of incorporation and our bylaws include anti-takeover provisions that:

•
authorize our board of directors, without further action by our stockholders, to issue up to 100,000,000 shares of our preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	require that actions to be taken by our stockholders may be taken only at an annual or special meeting of our stockholders and not by written consent;

•
specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or our president or any executive vice president (if we do not have a chief executive officer);

•	establish advance notice procedures for our stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

•	allow our directors to establish the size of our board of directors by action of the board of directors, subject to a minimum of three members;

•
create a classified or “staggered” board of directors, under which directors are elected to three-year terms, with approximately one-third of the directors standing for re-election at the annual meeting every year;

•
provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by vote of a majority of directors then in office, even though less than a quorum;

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors; and

•
provide that Section 203 of the Delaware General Corporation Law, which prevents companies from engaging in certain “business combinations” with “interested stockholders” for a specified period except in certain instances, does not apply.

Authorized and Unissued Shares
Our authorized and unissued shares of common stock will be available for future issuance without stockholder approval. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “KRA.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. If we issue warrants under this prospectus, we will issue such warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and the procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Kraton Corporation.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The prospectus supplement relating to any units that we may offer will include specific terms relating to the offering. We will file any specific unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire our common stock from us in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling stockholder and the number of shares of our common stock beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the U.S. (a) through underwriters or dealers, (b) directly to purchasers, (c) through agents or (d) through a combination of any of these methods of sale. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell shares of our common stock under this prospectus in “at-the-market-offerings” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on the NYSE, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the applicable prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the applicable prospectus supplement the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
We or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL OPINIONS

Certain legal matters in connection with the securities will be passed upon for us by Baker & McKenzie LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Kraton Corporation as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, Arizona Chemical’s internal control over financial reporting associated with total assets of $1,779.4 million and total revenue of $719.4 million included in the consolidated financial statements of Kraton Corporation and subsidiaries as of and for the year ended December 31, 2016. Our audit of internal control over financial reporting of Kraton Corporation also excluded an evaluation of the internal control over financial reporting of Arizona Chemical.
With respect to the unaudited interim financial information for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for their reports on the unaudited interim financial information because these reports are not “reports” or “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, without charge, on or through our website, www.kraton.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
The SEC allows us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. The following documents are incorporated by reference (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on April 27, 2017, the quarter ended June 30, 2017, filed with the SEC on July 27, 2017, and the quarter ended September 30, 2017, filed with the SEC on October 25, 2017;

•
our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 10, 2017, January 12, 2017, February 21, 2017, February 24, 2017, February 28, 2017 (Item 5.02 only), March 15, 2017, March 20, 2017, March 27, 2017, May 26, 2017, August 15, 2017, August 17, 2017, September 18, 2017, February 2, 2018 and February 9, 2018; and

•
the description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on December 15, 2009, and any amendment or report we may file with the SEC for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the sale of the all the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed).
You may request a copy of any and all of the information incorporated or deemed to be incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference in this prospectus) at no cost. Such requests should be sent to: Kraton Corporation, 15710 John F. Kennedy Blvd., Suite 300, Houston, Texas 77032, telephone (281) 504-4700.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by Kraton Corporation, a Delaware corporation (“Kraton”), in connection with the offering described in this registration statement.

Registration fee	$	*
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Trustee fees and expenses		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*	Deferred in reliance on Rule 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act").
**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Kraton anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.     Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to us. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation and bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.
We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Item 16.     Exhibits.

Exhibit No.		Exhibit Description
4.1		Certificate of Incorporation of Kraton Corporation (incorporated by reference to Exhibit 3.1 to Kraton’s Registration Statement on Form S-3, filed with the SEC on August 25, 2015).
4.2
Certificate of Amendment to the Certificate of Incorporation of Kraton Corporation (incorporated by reference to Exhibit 3.1 to Kraton’s Current Report on Form 8-K, filed with the SEC on September 14, 2016).

4.3		First Amended and Restated Bylaws of Kraton Corporation (incorporated by reference to Exhibit 3.2 to Kraton’s Current Report on Form 8-K, filed with the SEC on September 14, 2016).
4.4
Specimen Stock Certificate of Kraton Corporation's Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to Kraton's Current Report on Form 8-K, filed with the SEC on September 14, 2016).

4.5	*	Form of Indenture for Debt Securities of Kraton.
5.1	*	Opinion of Baker & McKenzie LLP as to the legality of the securities.
12.1	*	Computation of ratio of earnings to fixed charges.
15.1	*	Awareness Letter of KPMG LLP.
23.1	*	Consent of KPMG LLP.
23.2	*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).
24.1	*	Powers of Attorney (included on signature pages).
25.1	**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Indenture for Debt Securities of Kraton.

†
Kraton will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants or units, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Kraton as to certain tax matters relative to securities offered hereby.

*	Filed herewith.
**	To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.     Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act , each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 20, 2018.

Kraton Corporation

By:	/s/ Kevin M. Fogarty
Name: Kevin M. Fogarty Title: President and Chief Executive Officer

Each person whose signature appears below appoints Kevin M. Fogarty, Stephen E. Tremblay and James L. Simmons, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Kraton Corporation, to sign any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, and all documents or instruments necessary or appropriate to enable Kraton Corporation to comply with the Securities Act of 1933 and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of February 2018.

Signature	Title

/s/ Kevin M. Fogarty	Chief Executive Officer, President and Director
Kevin M. Fogarty	(Principal Executive Officer)

/s/ Stephen E. Tremblay	Executive Vice President and Chief Financial Officer
Stephen E. Tremblay	(Principal Financial Officer)

/s/ Chris H. Russell	Chief Accounting Officer
Chris H. Russell	(Principal Accounting Officer)

Signature	Title

/s/ Dan F. Smith	Chairman and Director
Dan F. Smith

/s/ Shelley J. Bausch	Director
Shelley J. Bausch

/s/ Mark A. Blinn	Director
Mark A. Blinn

/s/ Anna C. Catalano	Director
Anna C. Catalano

/s/ Dominique Fournier	Director
Dominique Fournier

/s/ John J. Gallagher, III	Director
John J. Gallagher, III

/s/ Barry J. Goldstein	Director
Barry J. Goldstein

/s/ Francis S. Kalman	Director
Francis S. Kalman

/s/ Karen A. Twitchell	Director
Karen A. Twitchell